Exhibit 99.2

Contacts:

Andrew	Graham

Director of Finance

Michael A. Recny, Ph.D.

Vice President, Corporate Development

Trimeris, Inc.

(919) 419-6050

TRIMERIS REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER 2006

•	Total revenue increases more than three-fold over same period last year
•	Collaboration records fourth straight profitable quarter
•	Maintain guidance of profitability for full year 2006

MORRISVILLE, N.C. – May 10, 2006 – Trimeris, Inc. (Nasdaq: TRMS) today announced financial results for the three months ended March 31, 2006, reporting total revenues of $7.4 million, or an increase of $5.3 million compared to the same period last year. This increase was primarily driven by strong worldwide sales of FUZEON, which reached $55.4 million, a growth of 31% over the first quarter of 2005.

The Company reported a net loss for the first quarter of 2006 of $428,000, or ($0.02 per share), which includes employee stock option expense. Excluding employee stock option expense, the Company realized a profit for the first quarter of 2006 of $643,000, or $0.03 per share compared with a loss of $5.5 million, or ($0.25 per share) in the first quarter of 2005 when the Company did not record employee stock option expense.

Net sales of FUZEON in the U.S. and Canada for the first quarter of 2006 were $27.4 million, up 17 percent from $23.3 million in the first quarter of 2005. Net sales of FUZEON outside the U.S. and Canada for the first quarter were $28.0 million, up 47 percent from $19.1 million for the first quarter of 2005. All sales of FUZEON are recorded by F. Hoffmann-La Roche Ltd., (“Roche”), Trimeris’ collaborative partner.

“We are very pleased with our financial performance this quarter, having achieved profitability for the second consecutive quarter before employee stock option expense. We have improved our cash position while continuing to advance our next generation HIV fusion inhibitor candidates. Based on these results, and our confidence in reaching our 2006 North American FUZEON sales guidance of $140-$150 million, we reiterate our expectation of being profitable over the full year.” said Steven D. Skolsky, Chief Executive Officer of Trimeris.

Conference Call

Trimeris will host a live conference call to discuss first quarter 2006 financial results at 5:00 p.m. Eastern Time, today. To access the live call, please dial (800) 399-8403 (U.S.) or (706) 634-6565 (international). The conference ID number is 8896358. Telephone replay is available approximately two hours after the call through 11:59 p.m. Eastern Time, May 24, 2006. To access the replay, please call (800) 642-1687 (U.S.) or (706) 645-9291 (international). The information provided on the teleconference is only accurate at the time of the conference call, and Trimeris will take no responsibility for providing updated information.

Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. The webcast can be accessed by going to Trimeris’ website, www.trimeris.com.

About Trimeris, Inc.

Trimeris, Inc. (Nasdaq: TRMS) is a biopharmaceutical company engaged in the discovery, development and commercialization of novel therapeutic agents for the treatment of viral disease. The core technology platform of fusion inhibition is based on blocking viral entry into host cells. FUZEON, approved in the U.S., Canada and European Union, is the first in a new class of anti-HIV drugs called fusion inhibitors. Trimeris is developing FUZEON and future generations of peptide fusion inhibitors in collaboration with F. Hoffmann-La Roche Ltd. For more information about Trimeris, please visit the Company’s website at http://www.trimeris.com.

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures that exclude the effect of non-cash stock compensation expense as a result of the Company’s adoption of SFAS No. 123 (revised). The Company believes that the presentation of results excluding non-cash stock compensation expense provides meaningful supplemental information regarding our financial results for the three months ended March 31, 2006 as compared to the same period in 2005 since our financial statements issued prior to January 1, 2006 did not change as a result of adopting SFAS No. 123 (revised). We believe that this financial information is useful to management and investors in assessing our historical performance and results. The Company will use these non-GAAP financial measures when evaluating its financial results, as well as for internal planning and forecasting purposes. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Trimeris Safe Harbor Statement This document and any attachments may contain forward-looking information about the Company’s financial results and business prospects that involve substantial risks and uncertainties. These statements can be identified by the fact that they use words such as “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning. Among the factors that could cause actual results to differ materially are the following: there is uncertainty regarding the success of research and development activities, regulatory authorizations and product commercializations; we are dependent on third parties for the sale, marketing and distribution of our drug candidates; the results of our previous clinical trials are not necessarily indicative of future clinical trials; and our drug candidates are based upon novel technology, are difficult and expensive to manufacture and may cause unexpected side effects. For a detailed description of these factors, see Trimeris’ Form 10-K filed with the Securities and Exchange Commission on March 10, 2006 and its periodic reports filed with the SEC.

Trimeris, Inc.

Statements of Operations

[in thousands, except per share amounts]

(unaudited)

	Three Months Ended
	March 2006	March 2005
Milestone revenue	$1,056	$431
Royalty revenue	2,580	1,761
Collaboration income (loss) [1]	3,794	(36)

Total revenue and collaboration income (loss)	7,430	2,156

Operating expenses:
Research and development:
Non-cash compensation [2] [3]	713	109
Other research and development	4,467	5,347

Total research and development expense	5,180	5,456

General and administrative:
Non-cash compensation [2] [3]	820	111
Other general and administrative	2,336	2,200

Total general and administrative expense	3,156	2,311

Total operating expenses	8,336	7,767

Operating loss	(906)	(5,611)

Other income (expense)
Interest income	418	272
Interest/accretion expense	(192)	(183)

	226	89

Net loss before cumulative effect of change in accounting principle	(680)	(5,522)
Cumulative effect of change in accounting principle [3]	252	—

Net loss	$(428)	$(5,522)

Basic and diluted net loss per share:
Before cumulative effect of accounting change	(0.03)	(0.25)
Accounting change	0.01	—
Basic and diluted net loss per share	$(0.02)	$(0.25)

Weighted average shares outstanding	21,858	21,710

Notes:

[1] Collaboration income (loss) represents our share of the net operating results from the sale of FUZEON in the United States and Canada under our collaboration agreement with Hoffmann-La Roche, Inc., our collaborative partner. These net operating results consist of net sales less cost of goods (gross margin), less selling and marketing expenses and other costs related to the sale of FUZEON.

[2] In 2006 non-cash compensation is primarily comprised of employee stock option expense recorded under SFAS No. 123 (revised), amortization expense for restricted stock issued to employees and non-cash charges or credits related to stock options granted to non-employees. In 2005 non-cash compensation is primarily comprised of amortization expense for restricted stock issued to employees and non-cash charges or credits related to stock options granted to non-employees. For the three months ended March 31, 2006 the Company recorded an additional $1.3 million in employee stock option expense compared to the three months ended March 31, 2005.

[3] On January 1, 2006, we adopted SFAS No. 123 (revised) and recorded employee stock option expense during the three months ended March 31, 2006. The following is a reconciliation of our GAAP and non-GAAP net income.

Three Months Ended March 2006 [in thousands except per share amounts] (unaudited)
Net Loss (GAAP)	$(428)
Cumulative effect of change in accounting principle*	(252)
Employee stock option expense:
Research and development	593
General and administrative	730

Net Income (Non- GAAP)	$643

Basic and diluted net income per share excluding employee stock option expense (Non -GAAP)	$0.03

Weighted average shares outstanding	21,858

* the cumulative effect of change accounting principle relates to the difference in accounting for the restricted stock grants under SFAS No. 123 (revised). Under SFAS No. 123 (revised) we are required to estimate a forfeiture rate for the restricted stock grants and apply that forfeiture rate from the date of grant. Prior to SFAS No. 123 (revised) we did not estimate forfeitures and only accounted for forfeitures as they occurred. The difference in these two methods results in the cumulative effect of change in accounting principle.

Trimeris, Inc.

Condensed Balance Sheets

[$ in thousands]

	March 31, 2006	December 31, 2005
	(unaudited)
Assets
Cash, cash equivalents and investment securities available-for-sale	$41,433	$36,889
Other current assets	8,148	11,923

Total current assets	49,581	48,812
Property, furniture and equipment – net	2,519	2,640
Total other assets	8,789	8,690

Total assets	$60,889	$60,142

Liabilities and Stockholders’ Equity
Total current liabilities	$8,141	$8,079
Long term portion of deferred revenue	10,046	10,477
Accrued marketing costs	16,699	16,507
Other liabilities	708	706

Total liabilities	35,594	35,769

Total stockholders’ equity	25,295	24,373

Total liabilities and stockholders’ equity	$60,889	$60,142

FUZEON Net Sales

(Recognized by Roche, our collaborative partner)

[$ in millions]

(unaudited)

	Three Months Ended,
	March 31, 2006	March 31, 2005
United States and Canada	$27.4	$23.3
Rest of World	28.0	19.1

Worldwide Total	$55.4	$42.4

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